Exhibit 15.7

CONSENT OF QUALIFIED PERSON

Branca Horta de Almeida Abrantes, in connection with Aura Minerals Inc.’s Annual Report on Form 20-F (the “Annual Report”), consents to:

•	the filing and use by Aura Minerals Inc. (the “Company”) of and references to the technical report summary titled “S-K1300 Technical Report Summary Apoena Mine (EPP Complex) Mineral Resource and Mineral Reserve, Mato Grosso, Brazil” (as amended, the “Technical Report Summary”), dated March 28, 2025 that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is referenced in the Annual Report as Exhibit 96.3 thereto;

•	the use of and references to my name, including my status as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC) in connection with the Annual Report;

•	any extracts from or a summary of the Technical Report Summary in the Annual Report and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by me, that I supervised the preparation of and/or that was or were reviewed and approved or certified by me, that is or are included in the Annual Report;

•	the incorporation by reference of the Technical Report Summary from the Annual Report in the Registration Statement on Form S-8 of Aura Minerals Inc. (No. 333-289442) (the “Registration Statement”); and

•	the incorporation by reference of this consent into any registration statement or post-effective amendment filed pursuant to Rule 462(b) or Rule 462(e) under the Securities Act of 1933, as amended, with respect to a security registered in the Registration Statement.

I am responsible for authoring, and this consent pertains to, the Technical Report Summary. I certify that I have read the descriptions and references to the Technical Report Summary in the Registration Statement and that they fairly and accurately represent information in the Technical Report Summary for which I am responsible.

Date: March 25, 2026

Branca Horta de Almeida Abrantes

By:	/s/ Branca Horta de Almeida Abrantes
Name: Branca Horta de Almeida Abrantes
Title: Environmental Expert, MAIG Location: Belo Horizonte, Brazil